Exhibit 99.1

BIGBAND NETWORKS REPORTS FIRST QUARTER 2008 RESULTS

Company executes well in its first quarter as a pure-play digital video business;

reports solid progress in Switched Digital Video

REDWOOD CITY, Calif., May 1, 2008—BigBand Networks, Inc., (NASDAQ: BBND) today reported financial results for the quarter ended March 31, 2008.

For the first quarter of 2008, total revenues were $39.9 million as compared to $30.7 million reported in the fourth quarter of 2007 and $52.8 million reported in the first quarter of 2007.

GAAP net loss for the first quarter of 2008 was $1.9 million, or $(0.03) per share. These results compare to a net loss of $13.8 million or $(0.23) per share reported in the fourth quarter of 2007 and a net loss of $1.0 million, or $(0.05) per share, reported in the first quarter of 2007.

On a non-GAAP basis, the Company reported a net income of $1.4 million, or $0.02 per diluted share, in the first quarter of 2008. These numbers exclude $3.2 million in stock-based compensation expense, $143,000 in amortization of intangibles, $335,000 in restructuring expense and income tax expense of $95,000, offset by a $468,000 benefit from the sale of CMTS platform inventory previously reserved for in a prior period. This compares to a non-GAAP net loss of $7.4 million, or $(0.12) per share reported in the fourth quarter of 2007 and non-GAAP net income of $5.8 million, or $0.09 per diluted share, reported in the first quarter of 2007. These previous quarters’ results also reflect adjustments for stock-based compensation expense, amortization of intangibles, restructuring expense, preferred stock warrant expense and related tax expense.

At March 31, 2008, deferred revenue was $63.7 million, down slightly from the prior quarter’s balance of $67.3 million. The Company ended the first quarter with $150.0 million in cash, cash equivalents and marketable securities as compared to $154.5 million as of December 31, 2007.

“We executed well in the quarter, particularly in the area of switched digital video,” commented Amir Bassan-Eskenazi, chairman and CEO of BigBand Networks. “Our significantly improved operating results, in the quarter, benefited from high software content in our product sales as well as higher margin expansion orders,” concluded Bassan-Eskenazi.

Second Quarter 2008 Business Outlook

For the second quarter of 2008, management provides the following outlook:

•	Net revenues are expected to be in the range of $40 to $43 million.

•	GAAP gross margins are expected to be in the range of 52% to 55%.

•	Non-GAAP gross margins are expected to be in the range of 53% to 56%.

•	GAAP operating expenses are expected to be in the range of $28.5 to $29 million.

•	Non-GAAP operating expenses are expected to be in the range of $24.5 to $25 million.

•	GAAP net loss per share is expected to be in the range of $(0.10) to $(0.07).

•	Non-GAAP net loss per share is expected to be in the range of $(0.03) to $0.00.

Earlier this week the Company initiated a minor restructuring program to redeploy resources. The Company will take a charge of approximately $0.4 million for employee severance and $0.8 million charge for facility related expenses. The non-GAAP expenses provided in the Company’s second quarter guidance do not include the $1.2 million total restructuring charges.

The following table shows our non-GAAP anticipated results for the quarter ending June 30, 2008 reconciled to the GAAP anticipated results. Our non-GAAP anticipated results exclude (i) amortization of intangible assets, (ii) stock-based compensation (iii) restructuring-related expenses and (iv) related income taxes.

	Estimated per Share
	Low	High
GAAP net loss	$(0.10)	$(0.07)
Amortization of intangibles and stock-based compensation, net of taxes	0.05	0.05
Restructuring-related expenses	0.02	0.02

Non-GAAP net income (loss)	$(0.03)	$0.00

Non-GAAP Financial Measures

BigBand reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose this non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges that many investors feel may obscure our true operating costs. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business going forward and does not consider amortization of intangible assets, preferred stock warrant expense or stock-based compensation expense, which are non-cash charges, as well as restructuring charges in managing its operations. Specifically, we do not consider stock-based compensation expense when developing and monitoring budgets and spending. The economic substance behind our decision to exclude preferred stock warrant expense, stock-based compensation and amortization of intangible assets relates to these charges being non-cash in nature and restructuring being one time charges. As a result, BigBand uses calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude, net of tax, amortization of intangible assets, preferred stock warrant expense, stock-based compensation and restructuring charges , to evaluate its ongoing operations and to allocate resources within the organization.

As a result, BigBand’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges to have a better understanding of the overall performance of BigBand’s ongoing business operations and its performance in the periods presented.

Whenever BigBand uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for May 1, 2008

BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Standard Time today. To access the conference call, dial +1.800.257.2101 for the U.S. or Canada and +1.303.205.0044 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Daylight Time on Thursday May 1, 2008 until 11:59 p.m. Pacific Daylight Time on May 8, 2008, by dialing +1.800.405.2236 (+1.303.590.3000 for callers outside the U.S. and Canada) and entering pass code 11111370#.

Cautionary Statement

The statements in this release regarding our business outlook with respect to the quarter ending June 30, 2008 (including revenues, gross margins, operating expenses, one-time charges, GAAP and non-GAAP tax provision, anticipated shares outstanding, and GAAP and non-GAAP earnings per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: changes in demand for video services, the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Report on Form 10-K (“Form 10-K”) dated March 12, 2008. You can obtain a copy of the Form 10-K on the SEC’s Web site (www.sec.gov).

Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 1, 2008 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks

BigBand Networks, Inc. (NASDAQ:BBND) provides broadband service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, addressable advertising, video-on-demand and interactive TV. BigBand Networks’ customers include more than 200 service providers—including six of the ten largest service providers in the U.S.—and leading cable and telco service providers in North America, Asia, Europe and Latin America. BigBand Networks is based in Redwood City, Calif., with offices worldwide.

For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.

Investor Relations:

Erica Abrams

+1.415.217.5864

erica@blueshirtgroup.com

Matthew Hunt

+1.415.489.2194

matt@blueshirtgroup.com

BigBand Networks, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of March 31, 2008	As of December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$61,475	$55,162
Marketable securities	88,486	99,358

Total cash, cash equivalents and marketable securities	149,961	154,520
Trade receivables, net	25,184	27,855
Inventories	7,015	6,832
Prepaid expenses and other current assets	4,552	4,012

Total current assets	186,712	193,219

Property and equipment, net	18,147	17,432
Goodwill and other intangible assets, net	2,247	2,390
Other non-current assets	5,977	5,545

Total assets	$213,083	$218,586

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,538	$13,811
Accrued compensation and related benefits	8,710	6,475
Deferred revenues, net	45,400	48,256
Accrued warranty	3,756	3,502
Other current liabilities	6,859	11,879

Total current liabilities	75,263	83,923

Deferred revenues, net, less current portion	18,265	19,032
Accrued warranty, less current portion	824	857
Accrued long-term severance pay fund	3,732	3,188

Stockholders’ equity:
Common stock	63	62
Additional paid-in capital	252,797	248,139
Deferred stock-based compensation	(125)	(203)
Accumulated other comprehensive income	844	248
Accumulated deficit	(138,580)	(136,660)

Total stockholders’ equity	114,999	111,586

Total liabilities and stockholders’ equity	$213,083	$218,586

BigBand Networks, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31,
	2008	2007
Net revenues:
Products	$31,963	$45,656
Services	7,943	7,178

Total net revenues	39,906	52,834

Cost of net revenues:
Products	12,325	19,068
Services	3,214	3,370

Total cost of net revenues	15,539	22,438

Gross profit	24,367	30,396

Operating expenses:
Research and development	14,403	13,072
Sales and marketing	7,864	10,314
General and administrative	4,828	3,522
Restructuring charges	335	—
Amortization of purchased intangible assets	143	143

Total operating expenses	27,573	27,051

Operating income (loss)	(3,206)	3,345
Other expense, net:
Interest income	1,669	881
Interest expense	—	(338)
Other expense, net	82	(5,102)

Net loss before provision for (benefit from) income taxes	(1,455)	(1,214)
Provision for (benefit from) income taxes	465	(237)

Net loss for the period	$(1,920)	$(977)

Net loss per share - basic	$(0.03)	$(0.05)

Net loss per share - diluted	$(0.03)	$(0.05)

Shares used in computing GAAP net loss per share - basic	62,397	18,341

Shares used in computing GAAP net loss per share - diluted	62,397	18,341

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31, 2008
	GAAP Results	Stock-based Comp/ Amortization of Intangibles Expense	Restructuring / Realignment Expenses	Non-GAAP Results
Net revenues:
Products	$31,963	$—	$—	$31,963
Services	7,943	—	—	7,943

Total net revenues	39,906	—	—	39,906

Cost of net revenues:
Products	12,325	(294)	468	12,499
Services	3,214	(160)	—	3,054

Total cost of net revenues	15,539	(454)	468	15,553

Gross profit	24,367	454	(468)	24,353

Operating expenses:
Research and development	14,403	(1,259)	—	13,144
Sales and marketing	7,864	(719)	—	7,145
General and administrative	4,828	(794)	—	4,034
Restructuring charges	335	—	(335)	—
Amortization of purchased intangible assets	143	(143)	—	—

Total operating expenses	27,573	(2,915)	(335)	24,323

Operating income (loss)	(3,206)	3,369	(133)	30
Other expense, net:
Interest income	1,669	—	—	1,669
Other expense, net	82	—	—	82

Net income (loss) before provision for (benefit from) income taxes	(1,455)	3,369	(133)	1,781
Provision for (benefit from) income taxes	465	(95)	—	370

Net income (loss) for the period	$(1,920)	$3,464	$(133)	$1,411

Net income (loss) per share - basic	$(0.03)			$0.02

Net income (loss) per share - diluted	$(0.03)			$0.02

Shares used in computing net income (loss) per share - basic	62,397			62,397

Shares used in computing net income (loss) per share - diluted	62,397			66,960

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended March 31,
	2008	2007
GAAP gross profit as reported	$24,367	$30,396
Stock-based compensation expense	454	273
Inventory recovery relating to CMTS platform	(468)	—

Non-GAAP Gross profit	$24,353	$30,669

As a percentage of net revenues:
GAAP gross profit as reported	61.1%	57.5%

Non-GAAP Gross profit	61.0%	58.0%

GAAP operating income (loss) as reported	$(3,206)	$3,345
Inventory recovery relating to CMTS platform	(468)	—
Stock-based compensation expense:
- Cost of goods sold	454	273
- Research and development	1,259	673
- Sales and marketing	719	1,152
- General and administrative	794	314
Restructuring charges	335	—
Amortization of purchased intangible assets	143	143

Non GAAP operating income	$30	$5,900

GAAP net loss as reported	$(1,920)	$(977)
Stock-based compensation expense	3,226	2,412
Amortization of purchased intangible assets	143	143
Preferred stock warrant expense	—	4,974
Inventory recovery relating to CMTS platform	(468)	—
Restructuring expenses	335	—
Tax effect of adjustments	95	(744)

Non GAAP net income	$1,411	$5,808

Net income per share, non-GAAP - basic	$0.02	$0.32

Net income per share, non-GAAP - diluted	$0.02	$0.09

Shares used in computing non-GAAP net income per share - basic	62,397	18,341

Shares used in computing non-GAAP net income per share - diluted	66,960	62,192